Exhibit 99.1

NUTEX HEALTH ANNOUNCES THE ACQUISITION OF POPULATION HEALTH ASSOCIATES
AND MANAGED CARE INSURANCE CONSULTANTS

ACQUISITION EXPANDS COMPANY’S PRESENCE IN FLORIDA AND ADDS APPROXIMATELY 112 PRIMARY CARE
PHYSICIANS AND 4400 MANAGED CARE PATIENTS TO THE NUTEX PLATFORM

HOUSTON, TX − (PRNewswire) – August 22, 2023 – Nutex Health Inc. (“Nutex Health” or the “Company”) (NASDAQ: NUTX), a physician-led, technology-enabled integrated healthcare delivery system comprised of 22 state-of-the-art micro hospitals in 8 states and primary care-centric, risk-bearing physician networks, today announced that it has acquired Population Health Associates, Inc. (“PHA”) and Managed Care Insurance Consultants, Inc. (“MCIC”).

Founded in 1996 and based in Coral Gables, Florida, PHA and MCIC are independent practice associations (“IPAs”) that provide high-quality, coordinated care to approximately 4400 managed care patients through a network of approximately 112 primary care physicians (“PCPs”) in South, Central and North Florida.  As part of the acquisition, Victor Behar, Founder and CEO of PHA and MCIC, will lead all Florida IPA operations for Nutex Health.

The acquisition of PHA and MCIC will add approximately 4400 managed care patients to Nutex Health’s existing 25,000 managed care patients, creates synergies with South Florida Physicians IPA (“SFPIPA”), Nutex’s existing network of PCPs in South Florida and leverages Nutex’s proprietary cloud-based population health management technology platform, called Clinigence Health.  The Company expects to optimize medical cost ratios (“MCRs”) and to deliver improved health outcomes for its patients.

“Nutex expects to open 5-6 Florida micro-hospitals in Tampa, Miami, Orlando and Jacksonville by the end of 2025. We believe that our integrated healthcare delivery model of micro-hospitals surrounded by our own affiliated network of physicians, once operational, should translate into higher patient volumes for our hospitals while lowering the MCRs for our IPAs, making both the micro-hospitals and IPAs more profitable,” stated Tom Vo, M.D., MBA, Chairman and Chief Executive Officer of Nutex Health.

“We welcome Mr. Behar and his team to the Nutex family and are excited to partner with the PHA and MCIC physicians in providing high-quality value-based care to our patients.  This acquisition accelerates our expansion in Florida and represents the continued execution of our growth strategy of building or buying IPAs around our facilities”, stated Warren Hosseinion, M.D., President of Nutex Health.

“We are thrilled to become part of Nutex Health and believe that our network of providers will benefit from the support and cloud-based population health management platform provided by Clinigence,” stated Victor Behar, Chief Executive Officer of PHA and MCIC.

About Nutex Health Inc.

Headquartered in Houston, Texas and founded in 2011, Nutex Health Inc. (NASDAQ: NUTX) is a healthcare management and operations company with two divisions: a Hospital Division and a Population Health Management Division.

The Hospital Division owns, develops and operates innovative health care models, including micro-hospitals, specialty hospitals, and hospital outpatient departments (HOPDs). This division owns and operates 22 facilities in 8 states.

The Population Health Management division owns and operates provider networks such as Independent Physician Associations (IPAs). Through our Management Services Organization (MSO), we provide management, administrative and other support services to our affiliated hospitals and physician groups.  Our cloud-based proprietary technology platform aggregates clinical and claims data across multiple settings, information systems and sources to create a holistic view of patients and providers, allowing us to deliver greater quality care more efficiently.

Forward-Looking Statements

Certain statements and information included in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Act of 1995. When used in this press release, the words or phrases “will”, "will likely result," "expected to," "will continue," "anticipated," "estimate," "projected," "intend," “goal,” or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, known and unknown, and uncertainties, many of which are beyond the control of the Company.  Such uncertainties and risks include, but are not limited to, our ability to successfully execute our growth strategy, changes in laws or regulations, including the interim final and final rules implemented under the No Surprises Act , economic conditions, dependence on management, dilution to stockholders, lack of capital, the effects of rapid growth upon the Company and the ability of management to effectively respond to the growth and demand for products and services of the Company, newly developing technologies, the Company’s ability to compete, conflicts of interest in related party transactions, regulatory matters, protection of technology, lack of industry standards, the effects of competition and the ability of the Company to obtain future financing. An extensive list of factors that can affect future results are discussed in the Current Report on Form 10-Q for the period ended June 30, 2023 under the heading “Risk Factors” in Part I, Item IA thereof, and other documents filed from time to time with the Securities and Exchange Commission. Such factors could materially adversely affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed within this press release.

FOR ADDITIONAL INFORMATION:

Nutex Health, Inc.

Jennifer Smith Rodriguez

Investor Relations & Media Contact

jsmith@nutexhealth.com